EXHIBIT 99.1

Keurig Dr Pepper Reports Q1 2024 Results and Reaffirms Fiscal 2024 Guidance

Tim Cofer Appointed CEO & Board Member Effective April 26; Bob Gamgort to Serve as Executive Chairman
Following Strong Q1, Company Continues to Expect On-Algorithm 2024 Net Sales and Adjusted EPS Growth

BURLINGTON, MA and FRISCO, TX (April 25, 2024) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the first quarter of 2024, reaffirmed its full year guidance, and announced the completion of its CEO succession process.

	Reported GAAP Basis	Adjusted Basis[1]
	Q1	Q1
Net Sales	$3.47 bn	$3.47 bn
% vs prior year	3.4%	2.8%
Diluted EPS	$0.33	$0.38
% vs prior year	—%	11.8%
Commenting on this final step in the CEO transition, which began in Fall 2023, Chairman and CEO Bob Gamgort stated, “It has been a privilege to help establish Keurig Dr Pepper into the formidable company it is today, and I look forward to supporting its future growth as Executive Chairman. As KDP enters its next phase, Tim and his leadership team are activating an exciting, evolved strategy that I am confident will extend our track record of success and continue to differentiate KDP within the beverage industry.”
Incoming CEO Tim Cofer added, “I am honored to lead the next chapter of value creation as CEO of Keurig Dr Pepper and excited to partner with Bob, our Board, and all 28,000 colleagues to unlock our full potential as a beverage industry leader. We have a unique and competitively advantaged business, with a significant growth opportunity that we intend to realize through our evolved strategy. I’m pleased with our strong first quarter results, which reflect consistent execution across the organization and demonstrate the health of our business. This performance underscores our confidence in our 2024 outlook, which is in-line with our long-term financial algorithm.”
First Quarter Consolidated Results
Net sales for the first quarter increased 3.4% to $3.5 billion. On a constant currency basis, net sales advanced 2.8%, driven by net price realization of 3.1%, partly offset by lower volume/mix of 0.3%.
GAAP operating income increased 31.0% to $765 million. The growth was driven by strong operating momentum, aided by a favorable year-over-year impact of items affecting comparability.
Adjusted operating income increased 17.5% to $825 million and totaled 23.8% as a percent of net sales. Adjusted operating income growth was driven by 9.7% Adjusted gross profit growth, translating to 350 basis points of Adjusted gross margin expansion. Adjusted operating income growth reflected higher net price realization and net productivity, partly offset by higher SG&A costs, including increased marketing investment, and the impact of the modest volume/mix decline.
GAAP net income for the quarter decreased 2.8% to $454 million, or $0.33 per diluted share. This performance primarily reflected an unfavorable year-over-year impact of items affecting comparability, partly offset by strong operating momentum.
________________________________________
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

Adjusted net income for the quarter advanced 10.0% to $530 million, and Adjusted diluted EPS increased 11.8% to $0.38. The Adjusted diluted EPS growth was driven by the Adjusted operating income growth and a lower share count, partly offset by a higher non-GAAP tax rate and higher non-GAAP interest expense.
Operating cash flow for the first quarter was $85 million and free cash flow totaled $(73) million. Free cash flow reflected carryover impacts of the Company’s strategic reduction in supplier financing during 2023, as well as front-loaded timing in capital expenditures in 2024.
First Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the first quarter increased 4.3% to $2.1 billion, driven by net price realization of 5.6%, partly offset by a decline in volume/mix of 1.3%. This performance reflected higher pricing compared to prior year, continued manageable elasticities across most categories, and the contribution from the Company’s recently commenced Electrolit partnership.
GAAP operating income increased 25.5% to $615 million. Adjusted operating income increased 22.4% to $622 million and totaled 29.7% as a percent of net sales, driven by higher net price realization, net productivity, and an earned C4 performance incentive during the first quarter, partly offset by lower volume/mix and higher SG&A costs, including increased marketing investment.
U.S. Coffee
Net sales for the first quarter decreased 2.1% to $0.9 billion, driven by a net price decline of 1.8% and a modest volume/mix decline of 0.3%.
K-Cup® Pod shipments declined 1.1%, strengthening on a sequential basis, reflecting improving market share trends across the Company’s owned & licensed portfolio.
Brewer shipments totaled 10.0 million for the twelve months ending March 31, 2024, declining (1.9)% year-over-year. In the quarter, brewer shipments grew strongly, reflecting Keurig market share momentum and timing benefits.
GAAP operating income increased 6.9% to $248 million, primarily reflecting a favorable year-over-year impact of items affecting comparability.
Adjusted operating income increased 1.4% to $289 million, primarily driven by net productivity, which more than offset the impacts of targeted price reductions and increased marketing investment. Adjusted operating income margin totaled 31.7% as a percent of net sales and expanded 110 basis points versus the prior year.
International
Net sales for the first quarter increased 11.8% to $0.5 billion. On a constant currency basis, net sales advanced 7.0%, driven by volume/mix growth of 4.8% and net price realization of 2.2%. This strong performance reflected continued momentum across markets.
GAAP operating income increased 40.0% to $112 million, aided by favorable year-over-year impacts from items affecting comparability and currency translation.
Adjusted operating income increased 25.0% to $109 million and totaled 23.5% as a percent of net sales, driven by net sales growth and net productivity, partially offset by increased marketing investment.

2024 Guidance
The 2024 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.

KDP reaffirmed its fiscal 2024 guidance for constant currency net sales growth in a mid-single-digit range and Adjusted diluted EPS growth in a high-single-digit range.

Investor Contacts:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of approximately $15 billion, we hold leadership positions in beverage categories including soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott's®, A&W®, Snapple®, Peñafiel®, 7UP®, Green Mountain Coffee Roasters®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 28,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us on LinkedIn.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability”. Refer to page A-5 for the Company’s description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income attributable to KDP. Adjusted net income attributable to KDP is defined as Net income attributable to KDP, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-5. EBITDA is defined as Net income attributable to KDP as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	First Quarter
(in millions, except per share data)	2024	2023
Net sales	$3,468	$3,353
Cost of sales	1,528	1,609
Gross profit	1,940	1,744
Selling, general, and administrative expenses	1,176	1,165
Other operating income, net	(1)	(5)
Income from operations	765	584
Interest expense, net	178	23
Other income, net	(7)	(20)
Income before provision for income taxes	594	581
Provision for income taxes	140	114
Net income	$454	$467

Earnings per common share:
Basic	$0.33	$0.33
Diluted	0.33	0.33
Weighted average common shares outstanding:
Basic	1,380.7	1,406.2
Diluted	1,387.7	1,417.0

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in millions, except share and per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$317	$267
Trade accounts receivable, net	1,311	1,368
Inventories	1,204	1,142
Prepaid expenses and other current assets	735	598
Total current assets	3,567	3,375
Property, plant and equipment, net	2,695	2,699
Investments in unconsolidated affiliates	1,438	1,387
Goodwill	20,163	20,202
Other intangible assets, net	23,251	23,287
Other non-current assets	1,128	1,149
Deferred tax assets	44	31
Total assets	$52,286	$52,130
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	3,187	3,597
Accrued expenses	1,169	1,242
Structured payables	111	117
Short-term borrowings and current portion of long-term obligations	1,908	3,246
Other current liabilities	629	714
Total current liabilities	7,004	8,916
Long-term obligations	12,929	9,945
Deferred tax liabilities	5,784	5,760
Other non-current liabilities	1,916	1,833
Total liabilities	27,633	26,454
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,355,571,438 and 1,390,446,043 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	19,661	20,788
Retained earnings	4,721	4,559
Accumulated other comprehensive income	257	315
Total stockholders' equity	24,653	25,676
Total liabilities and stockholders' equity	$52,286	$52,130

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Quarter
(in millions)	2024	2023
Operating activities:
Net income	$454	$467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	101	107
Amortization of intangibles	33	34
Other amortization expense	36	45
Provision for sales returns	14	10
Deferred income taxes	21	—
Employee stock-based compensation expense	28	29
Loss (gain) on disposal of property, plant, and equipment	1	(5)
Unrealized loss (gain) on foreign currency	8	(2)
Unrealized loss (gain) on derivatives	10	(95)
Equity in earnings of unconsolidated affiliates	(7)	(9)
Earned equity	(45)	(2)
Other, net	3	(2)
Changes in assets and liabilities:
Trade accounts receivable	42	28
Inventories	(65)	(74)
Income taxes receivable and payables, net	(10)	60
Other current and non-current assets	(136)	(151)
Accounts payable and accrued expenses	(398)	(391)
Other current and non-current liabilities	(5)	22
Net change in operating assets and liabilities	(572)	(506)
Net cash provided by operating activities	85	71
Investing activities:
Purchases of property, plant, and equipment	(158)	(62)
Proceeds from sales of property, plant, and equipment	—	7
Purchases of intangibles	(31)	(51)
Investments in unconsolidated affiliates	(6)	—
Other, net	2	1
Net cash used in investing activities	(193)	(105)
Financing activities:
Proceeds from issuance of Notes	3,000	—
Repayments of Notes	(1,150)	—
Net proceeds from issuance of commercial paper	(188)	265
Proceeds from structured payables	23	34
Repayments of structured payables	(30)	(32)
Cash dividends paid	(299)	(281)
Repurchases of common stock	(1,105)	(231)
Tax withholdings related to net share settlements	(41)	(31)
Payments on finance leases	(31)	(24)
Other, net	(21)	(3)
Net cash provided by (used in) financing activities	158	(303)
Cash and cash equivalents:
Net change from operating, investing and financing activities	50	(337)
Effect of exchange rate changes	—	6
Beginning balance	267	535
Ending balance	$317	$204

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	First Quarter
(in millions)	2024	2023
Net Sales
U.S. Refreshment Beverages	$2,093	$2,007
U.S. Coffee	911	931
International	464	415
Total net sales	$3,468	$3,353

Income from Operations
U.S. Refreshment Beverages	$615	$490
U.S. Coffee	248	232
International	112	80
Unallocated corporate costs	(210)	(218)
Total income from operations	$765	$584

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the first quarter of 2024, the other certain items excluded for comparison purposes include (i) productivity expenses, (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment, (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation, and (iv) restructuring expenses associated with the 2024 Network Optimization.
For the first quarter of 2023, the other certain items excluded for comparison purposes include productivity expenses.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the first quarter of 2024 and 2023, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the First Quarter of 2024
Reported	$1,940	55.9%	$765	22.1%
Items Affecting Comparability:
Mark to market	(3)		(19)
Amortization of intangibles	—		33
Stock compensation	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		2
Productivity	14		36
Non-routine legal matters	—		1
Transaction costs	—		1
Restructuring - 2024 Network Optimization	—		2
Adjusted	$1,951	56.3%	$825	23.8%
Impact of foreign currency		(0.1)%		—%
Constant currency adjusted		56.2%		23.8%

For the First Quarter of 2023
Reported	$1,744	52.0%	$584	17.4%
Items Affecting Comparability:
Mark to market	(14)		(2)
Amortization of intangibles	—		34
Stock compensation	—		5
Productivity	38		78
Adjusted	$1,768	52.7%	$699	20.8%

Refer to pages A-8 and A-9 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the First Quarter of 2024
Reported	$178	$594	$140	23.6%	$454	$0.33
Items Affecting Comparability:
Mark to market	(35)	18	2		16	0.01
Amortization of intangibles	—	33	9		24	0.02
Amortization of fair value debt adjustment	(4)	4	1		3	—
Stock compensation	—	4	1		3	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	2	1		1	—
Productivity	—	36	10		26	0.02
Non-routine legal matters	—	1	—		1	—
Transaction costs	—	1	—		1	—
Restructuring - 2024 Network Optimization	—	2	1		1	—
Adjusted	$139	$695	$165	23.7%	$530	$0.38
Impact of foreign currency				—%
Constant currency adjusted				23.7%

For the First Quarter of 2023
Reported	$23	$581	$114	19.6%	$467	$0.33
Items Affecting Comparability:
Mark to market	93	(104)	(29)		(75)	(0.05)
Amortization of intangibles	—	34	10		24	0.02
Amortization of fair value of debt adjustment	(4)	4	1		3	—
Stock compensation	—	5	2		3	—
Productivity	—	78	21		57	0.04
Adjusted	$112	$598	$119	19.9%	$479	$0.34

Change - adjusted	24.1%				10.6%	11.8%
Impact of foreign currency	—%				(0.6)%	—%
Change - Constant currency adjusted	24.1%				10.0%	11.8%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the First Quarter of 2024
Reported - Income from Operations	$615	$248	$112	$(210)	$765
Items Affecting Comparability:
Mark to market	—	—	(6)	(13)	(19)
Amortization of intangibles	5	25	3	—	33
Stock compensation	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	2	2
Productivity	2	14	—	20	36
Non-routine legal matters	—	—	—	1	1
Transaction costs	—	—	—	1	1
Restructuring - 2024 Network Optimization	—	2	—	—	2
Adjusted - Income from Operations	$622	$289	$109	$(195)	$825

Change - adjusted	22.4%	1.4%	29.8%	9.6%	18.0%
Impact of foreign currency	—%	—%	(4.8)%	—%	(0.5)%
Change - constant currency adjusted	22.4%	1.4%	25.0%	9.6%	17.5%

For the First Quarter of 2023
Reported - Income from Operations	$490	$232	$80	$(218)	$584
Items Affecting Comparability:
Mark to market	—	—	—	(2)	(2)
Amortization of intangibles	4	26	4	—	34
Stock compensation	—	—	—	5	5
Productivity	14	27	—	37	78
Adjusted - Income from Operations	$508	$285	$84	$(178)	$699

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the first quarter of 2024:
Net sales
U.S. Refreshment Beverages	4.3%	—%	4.3%
U.S. Coffee	(2.1)	—	(2.1)
International	11.8	(4.8)	7.0
Total net sales	3.4	(0.6)	2.8

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first quarter of 2024:
Operating margin
U.S. Refreshment Beverages	29.4%	0.3%	29.7%	—%	29.7%
U.S. Coffee	27.2	4.5	31.7	—	31.7
International	24.1	(0.6)	23.5	0.1	23.6
Total operating margin	22.1	1.7	23.8	—	23.8

	Reported	Items Affecting Comparability	Adjusted
For the first quarter of 2023:
Operating margin
U.S. Refreshment Beverages	24.4%	0.9%	25.3%
U.S. Coffee	24.9	5.7	30.6
International	19.3	0.9	20.2
Total operating margin	17.4	3.4	20.8

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$2,168
Interest expense, net	651
Provision for income taxes	602
Depreciation expense	396
Other amortization	172
Amortization of intangibles	136
EBITDA	$4,125
Items affecting comparability:
Impairment of intangible assets	$2
Restructuring - 2023 CEO Succession and Associated Realignment	37
Productivity	188
Restructuring - 2024 Network Optimization	2
Non-routine legal matters	6
Stock compensation	16
Transaction costs	3
Mark to market	(14)
Adjusted EBITDA	$4,365

March 31,
2024
Principal amounts of:
Commercial paper notes	$1,908
Senior unsecured notes	13,093
Total principal amounts	15,001
Less: Cash and cash equivalents	317
Total principal amounts less cash and cash equivalents	$14,684

March 31, 2024 Management Leverage Ratio	3.4

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	SECOND QUARTER OF 2023	THIRD QUARTER OF 2023	FOURTH QUARTER OF 2023	FIRST QUARTER OF 2024	LAST TWELVE MONTHS
Net income	$503	$518	$693	$454	$2,168
Interest expense, net	172	237	64	178	651
Provision for income taxes	110	146	206	140	602
Depreciation expense	94	98	103	101	396
Other amortization	46	45	45	36	172
Amortization of intangibles	35	34	34	33	136
EBITDA	$960	$1,078	$1,145	$942	$4,125
Items affecting comparability:
Impairment of intangible assets	—	$2	$—	$—	$2
Restructuring - 2023 CEO Succession and Associated Realignment	—	27	8	2	37
Productivity	51	41	66	30	188
Restructuring - 2024 Network Optimization	—	—	—	2	2
Nonroutine legal matters	3	2	—	1	6
Stock compensation	4	4	4	4	16
Transaction costs	—	1	1	1	3
Mark to market	(5)	(32)	40	(17)	(14)
Adjusted EBITDA	$1,013	$1,123	$1,264	$965	$4,365

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first quarter of 2024 and 2023, there were no certain items excluded for comparison to prior year periods.

	First Quarter
(in millions)	2024	2023
Net cash provided by operating activities	$85	$71
Purchases of property, plant and equipment	(158)	(62)
Proceeds from sales of property, plant and equipment	—	7
Free Cash Flow	$(73)	$16